                                                                   EXHIBIT 10.39







                            ASSET PURCHASE AGREEMENT


                                  dated as of


                                August 29, 1996,


                                     among


                           Jakob Schlaepfer & Co. AG,


                             Jakob Schlaepfer, Inc.


                                      and


                              St. John Knits, Inc.

                               TABLE OF CONTENTS
                               -----------------

SECTION                                                    PAGE
-------                                                    ----
Recitals
                                   ARTICLE 1
                  PURCHASE AND SALE OF ASSETS..............   1
       1.1     Transfer of Assets..........................   1
               1.1.1   Devices.............................   1
               1.1.2   Other Personal Property.............   1
               1.1.3   Patents.............................   2
               1.1.4   TFA Technology......................   2
               1.1.5   Books and Records...................   2

                                   ARTICLE 2
                            CLOSING/PURCHASE PRICE/
                         ASSUMPTION OF LIABILITIES.........   2
       2.1     The Closing.................................   2
       2.2     Purchase Price..............................   2
       2.3     Payment to Sellers on Closing Date..........   2
       2.4     Instruments of Conveyance and Transfer......   3
       2.5     Non-Assumption of Liabilities...............   3
       2.6     Allocation..................................   3
       2.7     Sales and Use Tax...........................   3
       2.8     Offset......................................   3

                                   ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF SELLERS.   5
       3.1     Organization, Corporate Power and Authority.   5
       3.2     Authorization of Agreements.................   5
       3.3     Effect of Agreement.........................   5
       3.4     Governmental Approvals......................   6
       3.5     Permits.....................................   6
       3.6     Assigned Contracts..........................   6
       3.7     Title/Condition of Property.................   6
       3.8     Inventory...................................   6
       3.9     Tax Matters.................................   7
       3.10    Legal Proceedings...........................   7
       3.11    Insurance...................................   7
       3.12    Compliance with Law.........................   7
       3.13    Employee Benefits...........................   7
       3.14    Environmental Matters.......................   8
       3.15    Intellectual Property.......................   8
       3.16    Accuracy of Information.....................   9

                                   ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF BUYER.   9
       4.1     Organization, Corporate Power and Authority.   9
       4.2     Authorization of Agreement..................  10
       4.3     Effect of Agreement.........................  10
       4.4     Governmental Approvals......................  10

                                       i

                                   ARTICLE 5
                           COVENANTS WITH RESPECT TO
                     CONDUCT OF SELLER PRIOR TO CLOSING....  10
       5.1   Access........................................  10
       5.2   Material Adverse Changes......................  11
       5.3   Conduct of Business...........................  11
       5.4   Confidentiality...............................  11
       5.5   Customer List.................................  12

                                   ARTICLE 6
                       ADDITIONAL CONTINUING COVENANTS.....  12
       6.1   Nondisclosure of Proprietary Data.............  12
       6.2   Transition....................................  12
       6.3   Covenant Not to Sue...........................  13
       6.4   Confidentiality Obligations Relating to
             Intellectual Property.........................  13
       6.5   Right of First Refusal........................  13

                                   ARTICLE 7
                           CONDITIONS OF PURCHASE..........  15
       7.1   General Conditions............................  15
       7.2   Conditions to Obligations of Buyer............  15
       7.3   Conditions to Obligations of Seller...........  17

                                   ARTICLE 8
                    TERMINATION OF OBLIGATIONS; SURVIVAL...  17
       8.1   Termination of Agreement......................  17
       8.2   Effect of Termination.........................  18

                                   ARTICLE 9
                               INDEMNIFICATION.............  18
       9.1   Obligations of Sellers........................  18
       9.2   Obligations of Buyer..........................  19
       9.3   Procedure.....................................  19
       9.4   Notice by Sellers.............................  20
       9.5   Limitation on Indemnity.......................  20

                                   ARTICLE 10
                                   GENERAL.................  20
      10.1   Amendments; Waivers...........................  20
      10.2   Schedules; Exhibits; Integration..............  20
      10.3   Best Efforts; Further Assurances..............  20
      10.4   Governing Law.................................  21
      10.5   No Assignment.................................  21
      10.6   Headings......................................  21
      10.7   Counterparts..................................  21
      10.8   Publicity and Reports.........................  21
      10.9   Remedies Cumulative...........................  22
      10.10  Parties in Interest...........................  22
      10.11  Notices.......................................  22
      10.12  Expenses and Attorneys Fees...................  23
      10.13  Survival......................................  24
      10.14  Bulk Transfers................................  24

                                  ARTICLE 11
                                 DEFINITIONS..............   24

                                    Exhibits
EXHIBIT A-1     Bill of Sale
EXHIBIT A-2     Bill of Sale and Assumption Agreement
EXHIBIT B-1     Opinion of Counsel to Schlaepfer U.S.
EXHIBIT B-2     Opinion of Counsel to Schlaepfer
EXHIBIT C       TFA License Agreement
EXHIBIT D       General Technology License Agreement
EXHIBIT E       Employment Agreement
EXHIBIT F       Form of Opinion of Counsel to Buyer

                                   Schedules
1.1.1     Devices
1.1.2     Personal Property, Including Inventory
1.1.3     Patents
2.6       Allocation of Purchase Price
3.3       Violation of Material Agreements
3.4       Governmental Approvals
3.5       Permits
3.6       Assigned Contracts
3.7       Encumbrances
3.11      Insurance
3.13      Certain Employee Arrangements

                           ASSET PURCHASE AGREEMENT

          This Asset Purchase Agreement is entered into as of August 29, 1996, among St. John Knits, Inc., a California corporation ("Buyer"), Jakob Schlaepfer & Co. AG, a Swiss corporation ("Schlaepfer"), and Jakob Schlaepfer, Inc., a Delaware corporation ("Schlaepfer U.S." and, together with Schlaepfer, "Sellers"). Capitalized terms used herein without definition are defined in
Article 11.


                                R E C I T A L S

          WHEREAS, Sellers own certain assets more particularly described in this Agreement used by them in their business; and

          WHEREAS, Sellers desire to sell, and Buyer desires to buy, those assets for the consideration and on the terms and conditions described herein.


                               A G R E E M E N T

          In consideration of the mutual promises contained herein and intending to be legally bound, the parties agree as follows:


                                   ARTICLE 1
                          PURCHASE AND SALE OF ASSETS

     1.1  TRANSFER OF ASSETS.  Subject to the terms and conditions of this
          ------------------
Agreement, on the Closing Date, each Seller will sell, transfer, assign and deliver to Buyer or its affiliate, and Buyer or its affiliate will purchase from each Seller, all of such Seller's worldwide right, title and interest in and to the following assets (collectively, the "Assets"):

          1.1.1  DEVICES.  The machines, devices, tools, apparatus and equipment
                 -------
     identified on Schedule 1.1.1 hereto (collectively, the "Devices");

          1.1.2  OTHER PERSONAL PROPERTY.  Tangible personal property other than
                 -----------------------
     the Devices, including, but not limited to, supplies and inventory (including, but not limited to, finished goods, work-in-process and raw materials; collectively, the "INVENTORY"), a list of which as of August 15, 1996 is set forth in Schedule 1.1.2 hereto;

          1.1.3  PATENTS.  United States Patent No. 4,753,702, issued June 28,
                 -------
     1988, entitled "Method and Apparatus for Sticking a Multiplicity of Ornamental Pieces onto a Base Sheet Material," and such other United

     States and foreign patents and patent applications as are identified on
     Schedule 1.1.3 hereto, and all continuations, continuations-in-part, extensions, divisions, substitutions, additions, reexaminations and reissues thereof (collectively, the "Patents");

          1.1.4  TFA TECHNOLOGY.  All trade secrets, information, know-how,
                 --------------
     show-how, processes, process parameters, methods, practices, designs, fabrication techniques, technical plans, compilations, creations, data, algorithms, programs, documentation, and the like, known by Sellers as of the Closing Date and related to the Patents and methods and apparatus for applying articles to a web (collectively, the "TFA Technology"); and

          1.1.5     BOOKS AND RECORDS.  All books and records and all files,
                    -----------------
     documents, papers and agreements (including, but not limited to, those contained in computerized storage media), pertaining directly to the Assets, but excluding the corporate records of Sellers.


                                   ARTICLE 2
                            CLOSING/PURCHASE PRICE/
                           ASSUMPTION OF LIABILITIES

     2.1  THE CLOSING.
          -----------

          The Closing will take place at the offices of O'Melveny & Myers LLP, 610 Newport Center Drive, Suite 1700, Newport Beach, California, at 10:00 a.m. on September 30, 1996, or on such other date as may be mutually agreed to by the parties.

     2.2  PURCHASE PRICE.
          --------------

          Subject to the terms and conditions of this Agreement, Buyer agrees to acquire the Assets from Sellers and to pay $2,600,000 (the "PURCHASE PRICE"), which Purchase Price shall be payable in the amount of $1,850,000 in cash at the Closing and, subject to the provisions of Section 2.8 below, the amount of $250,000 and $500,000 in cash six months and one year, respectively, after the Closing Date.

     2.3  PAYMENT TO SELLERS ON CLOSING DATE.  Sellers shall provide wire
          ----------------------------------
transfer instructions to Buyer not less than two (2) business days prior to the Closing Date. On the Closing Date, Buyer shall pay $1,850,000 of the Purchase Price to Sellers by wire transfer in immediately available funds.

     2.4  INSTRUMENTS OF CONVEYANCE AND TRANSFER.  On the Closing Date, Sellers
          --------------------------------------
shall execute and deliver or cause to be delivered to Buyer (a) the Bills of Sale in the form attached hereto as Exhibits A-1 and A-2, (b) patent assignments in such forms as are reasonably acceptable to Sellers and Buyer, (c) the documents and other agreements set forth in
Section 7.2, and (d) such other documents as may be reasonably requested by Buyer in order to carry out the Transactions.

     2.5  NON-ASSUMPTION OF LIABILITIES.  Buyer is not assuming, and shall not
          -----------------------------
be deemed to have assumed, any liability or obligation of either Seller or any Affiliate of either Seller, of any kind or nature, whether absolute, contingent, accrued or otherwise, known or unknown, and whether arising before or after the Closing Date, including, but not limited to: (i) liabilities for Taxes with respect to any period or portion thereof ending on or prior to the Closing Date;
(ii) liabilities for any pension, profit-sharing or welfare benefit plans or arrangement, oral or written, maintained by either Seller or its Affiliates; or
(iii) any liabilities relating to employees of either Seller or its Affiliates, whether for severance pay or otherwise.

     2.6  ALLOCATION OF PURCHASE PRICE.  Buyer and Sellers shall allocate the
          ----------------------------
Purchase Price to broad categories constituting components of the Assets in accordance with the basis of allocation set forth in Schedule 2.6. Each party will report the Transactions in accordance with the agreed upon allocation.

     2.7  SALES AND USE TAX.  Sellers and Buyer shall each pay one-half of any
          -----------------
and all sales, transfer or use tax due with regard to, the Transactions.

     2.8  OFFSET.
          ------

          (A) RIGHT OF OFFSET.  If any matter as to which Buyer may be able to
              ---------------
     assert a claim against Sellers under this Agreement is pending or unresolved at the time the post-Closing payments are due from Buyer to Sellers under Section 2.2 above, Buyer shall have the right, in addition to other rights and remedies (whether under this Agreement or applicable Law), to withhold from such payment an amount equal to the amount of the claim until such matters are resolved. If it is finally agreed or determined that Buyer is entitled to recover on such claims, the amount of such claims may be offset against the retained payments and the remainder, if any, shall promptly be delivered to Sellers pursuant to this Agreement, together with interest on such remainder payable from the Closing Date until paid at the rate of 7.5% per annum.

          (B) Negotiation Between Executives.  The parties shall attempt in good
              ------------------------------
     faith to resolve any dispute
     arising out of or relating to Section 2.8(a) of this Agreement promptly by negotiation between executives who have authority to settle the controversy and who are at a higher level of management (if any) than the persons with direct responsibility for administration of this Agreement. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within 15 days after delivery of the notice the receiving party shall submit to the other a written response. The notice and the response shall include (i) a statement of each party's position and a summary of arguments supporting that position, and (ii) the name and title of the executive who represents that party and of any other person who will accompany the executive. Within 10 days after delivery of the disputing party's notice, the executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to the other will be honored. If the matter has not been resolved within 45 days of the disputing party's notice, or if the parties fail to meet within 10 days of such notice, either party may initiate arbitration of the controversy or claim as provided hereinafter. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence of California and any other applicable rules of evidence.

          (C) Arbitration.  Any dispute arising out of or relating to Section
              -----------
     2.8(a) of this Agreement, which has not been resolved by the nonbinding meet and confer provisions provided in subsection (b) within 90 days of the initiation of such procedure, shall be settled by arbitration in accordance with the then-current End Dispute-Judicial Arbitration and Mediation Services (JAMS) rules for arbitration of business disputes. The parties shall use their best efforts to select a single arbitrator. In the event that the parties cannot agree on a single arbitrator within 10 days of initiation of the arbitration procedure, the selection of the arbitrator shall be referred to JAMS, which shall appoint a single arbitrator having substantial experience in sophisticated business matters. The arbitration shall be governed by the California Code of Civil Procedure Section 1280 et
                                                                              --
     seq. and the parties intend this procedure to be specifically enforceable
     ---
     in accordance with such provisions. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof.
     The place of arbitration shall be Orange County, California. The arbitrator may award equitable relief in those circumstances where monetary damages would be inadequate. The arbitrator shall be required to follow the applicable law as set forth in the governing law section of this Agreement.


                                   ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF SELLERS

          Except as otherwise indicated on schedules attached hereto, each Seller represents, warrants and agrees:

     3.1  ORGANIZATION, CORPORATE POWER AND AUTHORITY.
          -------------------------------------------
Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and is duly qualified to do business as a foreign corporation in the jurisdictions in which it conducts its business, except where the failure so to qualify will not have a material adverse effect on the Assets. Each Seller has all requisite corporate power and authority to own, operate and lease the Assets, to execute and deliver the Transaction Documents and to perform its obligations thereunder.

     3.2  AUTHORIZATION OF AGREEMENTS.  The execution, delivery and performance
          ---------------------------
by each Seller of the Transaction Documents, and the consummation by it of the Transactions, have been duly authorized by all necessary corporate action by such Seller. This Agreement has been, and each other Transaction Document will be at the Closing, duly executed and delivered by each Seller and constitutes, or will, when delivered, constitute, the legal, valid and binding obligations of Seller, enforceable against such Seller in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws and equitable principles relating to or limiting creditors' rights generally.

     3.3  EFFECT OF AGREEMENT.  The execution, delivery and performance by each
          -------------------
Seller of the Transaction Documents, and the consummation by it of the Transactions, will not violate the charter documents or bylaws of such Seller or any Law to which such Seller is subject, or any judgment, award or decree or, except as set forth on Schedule 3.3, any material indenture, material agreement or other material instrument to which such Seller is a party, or by which such Seller or the Assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any Encumbrance of any nature whatsoever upon any of the Assets.

     3.4  GOVERNMENTAL APPROVALS.  Except as set forth on Schedule 3.4, no
          ----------------------
Approval or Order or action of or filing with any Governmental Entity or other third party is required to be obtained by either Seller for the execution and delivery by such Seller of the Transaction Documents or the consummation by it of the Transactions.

     3.5  PERMITS.  Schedule 3.5 sets forth each Permit (and applications
          -------
therefore) obtained by each Seller in connection with the conduct of its business together with the name of the Governmental Entity issuing such Permit. Such Permits are valid and in full force and effect. Except as set forth in
Schedule 3.5, all such Permits are freely transferable by such Seller, and upon Closing Buyer will have all right, title and interest of the holder thereof. To the best knowledge of Sellers, all Permits necessary in connection with the operation of their business as presently conducted have been obtained.

     3.6  ASSIGNED CONTRACTS.
          ------------------

          Schedule 3.6 lists each Contract (i) to which either Seller is a party that is related primarily to the Assets or (ii) by which any of the Assets are bound (the "Assigned Contracts"). Each Assigned Contract is valid and subsisting; each Seller has duly performed all its obligations thereunder to the extent that such obligations to perform have accrued; and no breach or default, alleged breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default thereunder by either Seller, or, to the best knowledge of Sellers, any other party or obligor with respect thereto, has occurred or as a result of the Transactions will occur. True copies of the Assigned Contracts listed on Schedule 3.6, including all amendments and supplements thereto, have been delivered to Buyer.

     3.7  TITLE/CONDITION OF PROPERTY.
          ---------------------------

          Sellers have good and marketable title to all of the Assets, free of Encumbrances, except the Encumbrances in favor of Sellers' lenders listed on
Schedule 3.7 attached hereto. All of the Assets are in good operating condition and repair.

     3.8  INVENTORY.
          ---------

          Schedule 1.1.2 is a true and correct list of the Inventory as of August 15, 1996.

     3.9  TAX MATTERS.
          -----------

          Each Seller has timely filed or will file (or, where permitted or required, its direct or indirect parents have timely filed or will file) all Tax Returns required of it and has paid all Taxes due for all periods or portions of periods ending on or before the Closing Date (except as provided in the following sentence). Adequate provision has been made in the books and records of Sellers, and for all Taxes whether or not due and payable and whether or not disputed to the extent not paid.

     3.10 LEGAL PROCEEDINGS.
          -----------------

          There is no Order or Action pending, or, to the best knowledge of either Seller, threatened, against or affecting either Seller or the Assets that individually or when aggregated with one or more other Orders or Actions has or would reasonably be expected to have a material adverse effect on the Assets or on either Seller's ability to perform its obligations under the Transaction Documents.

     3.11 INSURANCE.
          ---------

          Each Seller is, and at all times during the past two years has been, insured with reputable insurers against all risks normally insured against by companies engaged in similar businesses. Schedule 3.11 is a true and correct list of the insurance policies and bonds of Sellers. All such insurance policies and bonds are in full force and effect. Neither Seller is in default under any such policy or bond and has received no notice of cancellation of any such policy or bond.

     3.12 COMPLIANCE WITH LAW.
          -------------------

          To the best knowledge of Sellers, each Seller has conducted its business in accordance with applicable Laws.

     3.13 EMPLOYEE BENEFITS.
          -----------------

          (A) Employee Benefit Plans, Collective Bargaining and Employee
              ----------------------------------------------------------
Agreements, and Similar Arrangements.
------------------------------------

              (1) Schlaepfer U.S. is in full compliance with the applicable provisions of ERISA and all other Laws applicable with respect to all employee benefit plans, agreements and arrangements and to all group health plans. Schlaepfer U.S. had performed all of its obligations under all such plans, agreements and arrangements. There are no Actions (other than routine claims for benefits) pending or threatened against such plans or their assets, or arising out of such plans, agreements or arrangements, and no facts exist which could give rise to any such Actions.

              (2) Except as set forth on Schedule 3.13, each of the plans, agreements or arrangements can be terminated by Schlaepfer U.S. within a period of 30 days following the Closing Date, without payment of any additional compensation or amount or the additional vesting or acceleration of any benefits.

          (B) Qualified Stock, Pension and Profit-sharing Plans.
              -------------------------------------------------

              Schlaepfer U.S. has no plan that is a stock bonus, pension or profit-sharing plan within the meaning of Section 401(a) of the Code.

          (C) Pension Plans (Defined Contribution and Benefit).
              ------------------------------------------------

              Schlaepfer U.S. has no plan that is a plan subject to Title IV of ERISA.

          (D) Multiemployer Plans.
              -------------------

              Schlaepfer U.S. has no plan that is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA). Schlaepfer U.S. has never contributed to or had an obligation to contribute to any multiemployer plan.

          (E) Schlaepfer/ERISA Affiliates.
              ---------------------------

              Schlaepfer has no U.S. employees and is not subject to ERISA. Schlaepfer U.S. has no Affiliates that are, or have at any time been, subject to ERISA.

     3.14 ENVIRONMENTAL MATTERS.
          ---------------------

          Each Seller has maintained all documents and records and made all filings required by, and has complied with all applicable Laws relating to air or water quality, waste management, Hazardous Substances, or the protection of health or the environment. The air and water emission, discharge and waste disposal practices used by Seller fully comply with, and have at all times fully complied with, all applicable Laws in all material respects. None of the Assets is contaminated with any Hazardous Substance.

     3.15 INTELLECTUAL PROPERTY.
          ---------------------

          (A) Schlaepfer is the owner of all right, title and interest in and to the Patents and the TFA Technology;

          (B) To the best of Sellers' knowledge, the Patents are valid, and Sellers are aware of no facts that would invalidate or render unenforceable any of the Patents;

          (C) To the best of Sellers' knowledge, the TFA Technology is an exclusive secret of Sellers, and all information, know-how, show-how, processes, process parameters, methods, practices, designs, fabrication techniques, technical plans, compilations, creations, data, algorithms, programs, documentation, and the like, known by

Sellers as of the Closing Date and related to the TFA Technology is exclusively known by Sellers and preserved as secret and confidential, except as disclosed in the Patents.

          (C) Neither Seller is aware of any claims (either threatened or actual) that the TFA Technology or the General Technology or the Devices infringe any rights of any third parties;

          (D) Neither Seller is aware of any patents or other third party rights that would interfere with Buyer's right to practice the TFA Technology or the General Technology or to use the Devices;

          (E) To the best of Sellers' knowledge, Buyer's practice of the TFA Technology and the General Technology and use of the Devices will not infringe any rights of any third parties; and

          (F) Mr. Norbert Desmet is thoroughly familiar with the TFA Technology, the Devices and the General Technology and for 5 years has been responsible for Sellers' use of the TFA Technology, the Devices and the General Technology, including the training of Sellers' employees and/or agents in such use.

     3.16 ACCURACY OF INFORMATION.
          -----------------------

          To the best knowledge of Sellers, all information furnished by or on behalf of Sellers to Buyer in connection with the transactions contemplated by this Agreement is true and complete in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement therein not misleading.


                                   ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer represents, warrants and agrees as follows:

     4.1  ORGANIZATION, CORPORATE POWER AND AUTHORITY.  Buyer is a corporation
          -------------------------------------------
duly organized, validly existing and in good standing under the laws of the state in which it is incorporated and is duly qualified to do business as a foreign corporation in the jurisdictions in which Buyer conducts its business, except where the failure so to qualify will not have a material adverse effect on Buyer's ability to perform its obligations under the Transaction Documents. Buyer has all requisite corporate power and authority to acquire, own, lease and operate the Assets, to conduct its business after the Closing, to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder.

     4.2  AUTHORIZATION OF AGREEMENT.  The execution, delivery and performance
          --------------------------
by Buyer of the Transaction Documents to which it is a party, and the consummation by it of the Transactions, have been duly authorized by all necessary corporate action by Buyer. This Agreement has been, and each other Transaction Document to which Buyer is a party will be at the Closing, duly executed and delivered by Buyer and constitute, or will, when delivered, constitute, the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

     4.3  EFFECT OF AGREEMENT.  The execution, delivery and performance by Buyer
          -------------------
of the Transaction Documents to which it is a party, and the consummation by it of the Transactions, will not violate the charter documents or bylaws of Buyer or any Law to which Buyer is subject, or any judgment, award or decree or any material indenture, material agreement or other material instrument to which Buyer is a party, or by which Buyer or its properties or assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any Encumbrance of any nature whatsoever upon any of the properties or assets of Buyer.

     4.4  GOVERNMENTAL APPROVALS.  No Approval or Order or action of or filing
          ----------------------
with any Governmental Entity is required to be obtained by Buyer for the execution and delivery by Buyer of the Transaction Documents to which it is a party or the consummation by it of the Transactions.


                                   ARTICLE 5
                           COVENANTS WITH RESPECT TO
                       CONDUCT OF SELLER PRIOR TO CLOSING

     5.1  ACCESS.
          ------

          Subject to applicable Laws and fiduciary and privacy obligations of which Sellers will advise Buyer, Sellers shall authorize and permit Buyer and its representatives (which term shall be deemed to include its independent accountants and counsel) to have reasonable access during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of Sellers' business, to Sellers' properties, books, records, operating instructions and procedures relating to the Assets and all other information with respect to the Assets as Buyer may from time to time reasonably request.

     5.2  MATERIAL ADVERSE CHANGES.
          ------------------------

          Each Seller will promptly notify Buyer of any event of which such Seller obtains knowledge which has had or might reasonably be expected to have a material adverse effect on the Assets or which if known as of the date hereof would have been required to be disclosed to Buyer.

     5.3  CONDUCT OF BUSINESS.
          -------------------

          Between the date of this Agreement and the Closing Date, each Seller covenants and agrees that it shall not without the prior consent in writing of
Buyer:

          (A) conduct its business in any manner except in the ordinary course consistent with past practices; or

          (B) accept any purchase order for products to be manufactured in Los Angeles, California that will not be either (i) completed and shipped on or prior to September 30, 1996 or (ii) transferred to St. Gallen, Switzerland on or prior to September 30, 1996 for completion and shipping in compliance with the terms and conditions of the TFA License Agreement attached hereto as Exhibit C;

          (C) sell, transfer, mortgage, encumber or otherwise dispose of any Assets, except for dispositions of Inventory in the ordinary course of business.

     5.4  CONFIDENTIALITY.
          ---------------

          All non-public information disclosed by any party (or its representatives) whether before or after the date hereof, in connection with the transactions contemplated by, or the discussions and negotiations preceding, this Agreement to any other party (or its representatives) shall be kept confidential by such other party and its representatives and shall not be used by any such Persons other than as contemplated by this Agreement, except to the extent that such information may otherwise be required by Law to be used or disclosed, such information is included in any filing with the Securities and Exchange Commission, or such duty as to confidentiality is waived in writing by the other party. If this Agreement is terminated, each party shall use all reason able efforts to return upon written request from the other party all documents (and reproductions thereof) received by it or its representatives from such other party (and, in the case of reproductions, all such reproductions made by the receiving party) that include information not within the exceptions contained in the first sentence of this Section 5.4, unless the recipients provide assurances reasonably satisfactory to the requesting party that such documents have been destroyed.

     5.5  CUSTOMER LIST.
          -------------

          Sellers shall deliver to Buyer on or before September 16, 1996 a list of customers to be attached as Schedule 1 to the TFA License Agreement. Buyer shall in its absolute discretion have the right to approve or disapprove the customer list.


                                   ARTICLE 6
                        ADDITIONAL CONTINUING COVENANTS

     6.1  NONDISCLOSURE OF PROPRIETARY DATA.
          ---------------------------------

          After the Closing, neither Sellers nor any of their representatives or Affiliates shall, at any time, make use of, divulge or otherwise disclose, directly or indirectly, any trade secret or other proprietary data concerning the Assets. In addition, neither Sellers nor any of their representatives or Affiliates shall make use of, divulge or otherwise disclose, directly or indirectly, to Persons other than Buyer, any confidential information concerning the Assets.

     6.2  TRANSITION.
          ----------

          The parties will cooperate in the transfer of the Assets from the premises of Sellers to the premises of Buyer, and the parties will use their best efforts to accomplish the transfer as soon as practicable, but in any event no later than October 31, 1996 with respect to the Assets located in Los Angeles, California and January 31, 1997 with respect to the Assets located in St. Gallen, Switzerland. During the transition period, Sellers agree (i) that Buyer shall have reasonable access to the Assets during regular business hours,
(ii) that the Assets will be covered by Sellers' existing insurance policies for the benefit of Buyer, (iii) to comply with the covenants set forth in the Bills of Sale attached hereto as Exhibits A-1 and A-2 and (iv) to exercise the same reasonable degree of care with respect to the Assets as Sellers do with respect to their own property. Notwithstanding the Employment Agreement attached hereto as Exhibit E, Buyer agrees that Mr. Norbert Desmet may render services to Sellers as reasonably requested by them until January 1, 1997, to the extent that Mr. Desmet and Buyer determine in their sole discretion that such services do not interfere with Mr. Desmet's obligations to Buyer.

     6.3  COVENANT NOT TO SUE.
          -------------------

          Each Seller covenants that it will not sue Buyer due to Buyer's use of the General Technology, provided that such use does not breach the terms of the General Technology License Agreement attached hereto as Exhibit D.

     6.4  CONFIDENTIALITY OBLIGATIONS RELATING TO INTELLECTUAL PROPERTY.
          -------------------------------------------------------------

          Each Seller acknowledges that the TFA Technology obtains independent economic value from being not generally known; accordingly, each Seller shall take reasonable steps to preserve the TFA Technology as secret and confidential. Neither Seller shall publish or disclose the TFA Technology in any manner. Each Seller shall use at least the same level of care to prevent the disclosure of the TFA Technology that it exercises in protecting its own confidential information and shall in any event take all reasonable precautions to prevent the disclosure of TFA Technology to any third party. Each Seller acknowledges and agrees that Buyer, in addition to any other available rights or remedies, shall, without the necessity of posting any bond or similar security, be entitled to specific performance, injunctive relief and any other equitable remedy for the breach or default or threatened breach or default of this Section 6.4, and each Seller waives any defense that a remedy at law or damages is adequate.

          6.5  RIGHT OF FIRST REFUSAL.
               ----------------------

          For a period of five years after the date of this Agreement, neither Seller shall sell the General Technology (or any portion thereof) without first offering to Buyer the right to purchase the General Technology (or such portion thereof) on terms at least as favorable to Buyer as the terms contained in any bona fide offer negotiated by such Seller with a non-affiliated third party purchaser; provided, however, that the provisions of this Section 6.5 shall not
           --------  -------
be applicable in the event of a sale of Schlaepfer or substantially all of its assets. Such Seller shall give to Buyer written notice of such Seller's offer to sell the General Technology, and the terms of such offer. If Buyer decides to purchase the General Technology, Buyer shall give written notice accepting such offer to such Seller within thirty (30) days of receipt of such Seller's offer (the "Offer Period"). Failure by Buyer to accept such Seller's offer within the Offer Period shall constitute rejection of the offer, and such Seller shall be free to consummate the sale of the General Technology to the third party purchaser on substantially the same terms contained in such Seller's offer to Buyer within ninety (90) days of the expiration of the Offer Period. Any change in the substantial terms of the transaction with the third party purchaser, or such Seller's failure to consummate the transaction within the period contained in the preceding sentence, shall require such Seller to repeat the procedure contained in this Section 6.5.

     6.6  SELLERS' COVENANT NOT TO COMPETE.
          --------------------------------

          (A) RESTRICTIONS.  Each Seller agrees that it shall not for a period
              ------------
     of eight years after the Closing Date, directly or indirectly, in (i) any county or city in the State of California in which Seller's business is carried on and in which Buyer conducts a similar business after the Closing Date, or (ii) in any other state in the United States, or (iii) in any other country, compete with, assist any Person in competing with or acquire an interest in any Person competing with, Buyer's manufacture, use or sale of TFA, including, without limitation, the sale of TFA in bulk, whether as an owner, shareholder, joint venturer, partner, officer, employee, consultant, agent or otherwise. Nothing contained in this Section 6.6 shall prohibit either Seller from holding and making investments in securities of any corporation or limited partnership whose securities are traded in a generally recognized market, provided, such Seller's equity interest therein does not exceed five percent (5%) of the outstanding shares or interests in such corporation or partnership. Notwithstanding the foregoing, the parties agree that (i) each Seller shall be permitted to practice the TFA Technology in accordance with the terms and conditions of the TFA License Agreement and (ii) each Seller shall be prohibited from any activity that violates or is inconsistent with the terms and conditions of the TFA License Agreement.

          (B) SPECIAL REMEDIES AND ENFORCEMENT.  Sellers and Buyer agree that a
              --------------------------------
     breach of any of the covenants set forth in this Section 6.6 could cause irreparable harm to Buyer, that Buyer's remedies at law in the event of such breach would be inadequate, and that, accordingly, in the event of such breach, a restraining order or injunction or both may be issued against Sellers, in addition to any other rights and remedies that are available to Buyer. In connection with any such action or proceeding for injunctive relief, Sellers hereby waive the claim or defense that a remedy at law alone is adequate and agree, to the maximum extent permitted by Law, to have each provision of this Section 6.6 specifically enforced against them and consent to the entry of injunctive relief against them enforcing or restraining any breach or threatened breach of this Section 6.6.

          (C) SEVERABILITY.  If this Section 6.6 is more restrictive than
              ------------
     permitted by the Laws of any jurisdiction in which Buyer seeks enforcement hereof, this Section 6.6 shall be limited to the extent required to permit enforcement under such Laws. In particular, the parties intend that the covenants contained in Section 6.6 shall be construed as a series of separate covenants, one for each city, county, state and country in which Sellers' business has been carried on and in which Buyer conducts a similar business after the Closing Date. Except for geographic coverage, each such separate covenant shall be deemed identical in terms. If, in any proceeding, a court or arbitrator shall refuse to enforce any of the separate covenants, then such unenforceable covenant shall be deemed eliminated from this Section 6.6 for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced. If the provisions of this Section 6.6 shall ever be deemed to exceed the duration or geographic limitations or scope permitted by applicable Law, then such provisions shall be reformed to the maximum time or geographic limitations in scope, as the case may be, permitted by applicable Law.


                                   ARTICLE 7
                             CONDITIONS OF PURCHASE

     7.1  GENERAL CONDITIONS.
          ------------------

          The obligations of the parties to effect the Closing shall be subject to the following conditions:

          (A) No Orders; Legal Proceedings.  No Law or Order shall have been
              ----------------------------
enacted, entered, issued, promulgated or enforced by any Governmental Entity, nor shall any Action have been instituted and remain pending or have been threatened and remain so at what would otherwise be the Closing Date, which prohibits or restricts or would (if successful) prohibit or restrict the Transactions.

          (B) Approvals.  All Permits and Approvals required to be obtained from
              ---------
any Governmental Entity shall have been received or obtained on or prior to the Closing Date.

     7.2  CONDITIONS TO OBLIGATIONS OF BUYER.
          ----------------------------------

          The obligations of Buyer to effect the Closing are subject, at the option of Buyer, to the satisfaction or written waiver of each of the following conditions:

          (A) Representations and Warranties and Covenants of Sellers.  The
              -------------------------------------------------------
representations and warranties of Sellers herein contained shall be true in all material respects at the Closing Date with the same effect as though made at such time (except where such representation and warranty is made as of a date specifically set forth therein); Sellers shall have in all material respects performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date, and Sellers shall have delivered to Buyer certificates of Sellers in form and substance satisfactory to

Buyer, dated the Closing Date and signed by their Chief Executive Officers to such effect.

          (B) No Material Adverse Change.  There shall not have been any
              --------------------------
material adverse change in or affecting the Assets subsequent to the date hereof.

          (C) Opinions of Counsel.  Buyer shall receive at the Closing from
              -------------------
Ropers, Majeski, Kohn & Bentley, counsel to Schlaepfer U.S., and from Dr. Thomas Guggenheim, counsel to Schlaepfer, opinions dated the Closing Date, substantially in the form of Exhibits B-1 and B-2.

          (D) Approvals/Lien Releases.  All required Approvals from third
              -----------------------
parties shall have been received or obtained on or prior to the Closing Date, including releases of the Encumbrances listed on Schedule 3.7 attached hereto.

          (E) Termination of Desmet Employment Agreement.  The Contract of
              ------------------------------------------
Employment, executed in 1995, between Schlaepfer and Norbert Desmet, shall have been terminated effective as of the Closing and shall be of no further force and effect.

          (F) Due Diligence.  Buyer shall not have notified Sellers within five
              -------------
business days of the date hereof that the results of Buyer's due diligence with respect to the Assets are not satisfactory to Buyer.

          (G) License Agreements.  The License Agreements in the forms attached
              ------------------
hereto as Exhibits D and E shall have been executed and delivered by Schlaepfer, and Sellers and Buyer shall have agreed on the names of the customers to be attached as Schedule 1 to the TFA License Agreement.

          (H) Employment Agreement.  The Employment Agreement in the form
              --------------------
attached hereto as Exhibit E shall have been executed and delivered by Norbert Desmet.

          (I) Inventory List.  Sellers shall have delivered to Buyer a true and
              --------------
correct list of the Inventory as of five (5) business days before the Closing.



     7.3  CONDITIONS TO OBLIGATIONS OF SELLERS.
          ------------------------------------

          The obligations of Sellers to effect the Closing are subject, at the option of Sellers, to the satisfaction or written waiver of each of the following conditions:

          (A) Representations and Warranties and Covenants of Buyer.  The
              -----------------------------------------------------
representations and warranties of Buyer herein contained shall be true in all material respects at the Closing Date with the same effect as though made at such time (except where such representation and warranty is made as of a date specifically set forth therein); Buyer shall have in all material respects performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Buyer shall have delivered to Sellers certificates of Buyer in form and substance satisfactory to Seller, dated the Closing Date and signed by its President, to such effect.

          (B) Opinion of Counsel.  Sellers shall receive at the Closing from
              ------------------
O'Melveny & Myers LLP, counsel to Buyer, an opinion dated the Closing Date, substantially in the form of Exhibit F.

          (C) License Agreements.  The License Agreements in the forms attached
              ------------------
hereto as Exhibits D and E shall have been executed and delivered by Buyer, and Sellers and Buyer shall have agreed on the names of the customers to be attached as Schedule 1 to the TFA License Agreement.


                                   ARTICLE 8
                      TERMINATION OF OBLIGATIONS; SURVIVAL

     8.1  TERMINATION OF AGREEMENT.
          ------------------------

          This Agreement and the transactions contemplated by this Agreement shall terminate if the Closing does not occur on or before the close of business on December 31, 1996, unless extended by mutual consent in writing of Buyer and Sellers and otherwise may be terminated at any time before the Closing as follows:

          (A) Mutual Consent.  By mutual consent in writing of Buyer and
              --------------
Sellers.

          (B) Conditions to Buyer's Performance Not Met.  By Buyer by written
              -----------------------------------------
notice to Sellers if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligations of Buyer to consummate the transactions contemplated by this Agreement as set forth in Section 7.1 or 7.2.

          (C) Conditions to Sellers' Performance Not Met.  By Sellers by written
              ------------------------------------------
notice to Buyer if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligation of Seller to consummate the transactions contemplated by this Agreement as set forth in Section 7.1 or 7.3.

          (D) Material Breach.  By Buyer or Sellers if there has been a material
              ---------------
misrepresentation or other material breach by the other party in its representations, warranties and covenants set forth herein; provided, however, that if such breach is susceptible to cure, the breaching party shall have five business days after receipt of notice from the other party of its intention to terminate this Agreement if such breach continues in which to cure such breach.

     8.2  EFFECT OF TERMINATION.
          ---------------------

          Subject to the immediately following sentence, if this Agreement shall be terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement shall terminate without further liability of any party to another; provided that the obligations of the parties contained in Section 5.4 [Confidentiality] and Section 10.12 [Expenses] shall survive any such termination. A termination under Section 8.1 shall not relieve any party of any liability for a breach of, or for any misrepresentation under this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation.

                                   ARTICLE 9
                                INDEMNIFICATION

     9.1  OBLIGATIONS OF SELLERS.
          ----------------------

          Sellers agree to indemnify and hold harmless Buyer and its directors, officers, employees, affiliates, agents and assigns from and against any and all Losses, directly or indirectly, as a result of, or based upon or arising from:

          (A) any breach of any representation, warranty or covenant of Sellers made in this Agreement;

          (B) any liability or obligation of, or claims against, Sellers or their business; and

          (C) any liability or obligation relating to the Assets arising prior to the Closing.



     9.2  OBLIGATIONS OF BUYER.
          --------------------

          Buyer agrees to indemnify and hold harmless Sellers and their directors, officers, employees, affiliates, agents and assigns from and against any and all Losses, directly or indirectly, as a result of, or based upon or arising from:

          (A) any breach of any representation, warranty or covenant of Buyer made in this Agreement;

          (B) any liability or obligation of, or claims against, Buyer or its business; and

          (C) any liability or obligation relating to the Assets arising after the Closing.

     9.3  PROCEDURE.
          ---------

          (A) Notice.  Any party seeking indemnification with respect to any
              ------
Loss shall give notice to the party required to provide indemnity hereunder (the "Indemnifying Party").

          (B) Defense.  If any claim, demand or liability is asserted by any
              -------
third party against any Indemnified Party, the Indemnifying Party shall, upon the written request of the Indemnified Party, defend any actions or proceedings brought against the Indemnified Party in respect of matters embraced by the indemnity with counsel satisfactory to the Indemnified Party, but the Indemnified Party shall have the right to conduct and control the defense, compromise or settlement of any Indemnifiable Claim if the Indemnified Party chooses to do so, on behalf of and for the account and risk of the Indemnifying Party who shall be bound by the result so obtained to the extent provided herein. If, after a request to defend any action or proceeding, the Indemnifying Party neglects to defend the Indemnified Party, a recovery against the latter suffered by it in good faith, is conclusive in its favor against the Indemnifying Party, provided however that, if the Indemnifying Party has not received reasonable notice of the action or proceeding against the Indemnified Party, or is not allowed to control its defense, judgment against the Indemnified Party is only presumptive evidence against the Indemnifying Party. Each party hereto, to the extent that it is or becomes an Indemnifying Party, hereby stipulates that a judgment against the Indemnified Party shall be conclusive upon the Indemnifying Party. In connection with the defense of any claim, each party shall make available to the party controlling such defense, any books, records or other documents within its control that are reasonably requested in the course of such defense.

     9.4  NOTICE BY SELLERS.
          -----------------

          Each Seller agrees to notify Buyer of any liabilities, claims or misrepresentations, breaches or other matters covered by this Article 9 upon discovery or receipt of notice thereof (other than from Buyer), whether before or after Closing.

     9.5  LIMITATION ON INDEMNITY.
          -----------------------

          No party shall assert any claim against the other party or parties for indemnification hereunder unless and until the amount of all Losses determined to have been incurred or suffered at the time by the party seeking indemnification exceeds, in the aggregate, Twenty Five Thousand Dollars ($25,000) (the "Basket Amount"). At such time, if any, as the aggregate amount of such Losses exceeds the Basket Amount, the Indemnifying Party shall be liable for all of such Losses, including the first $25,000.


                                   ARTICLE 10
                                    GENERAL

     10.1 AMENDMENTS; WAIVERS.
          -------------------

          This Agreement and any schedule or exhibit attached hereto may be amended only by agreement in writing of all parties. No waiver of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.


     10.2 SCHEDULES; EXHIBITS; INTEGRATION.
          --------------------------------

          Each schedule and exhibit delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement, although schedules need not be attached to each copy of this Agreement. This Agreement, together with such schedules and exhibits, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

     10.3 BEST EFFORTS; FURTHER ASSURANCES.
          --------------------------------

          (A) Standard.  Each party will use its best efforts to cause all
              --------
conditions to its obligations to be timely satisfied and to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms as soon as reasonably practicable. Each party shall execute and deliver such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement the transactions contemplated hereby or to evidence such events or matters.

          (B)  Transfer of Assets.    If, after the Closing Date and the
               ------------------
transition period described in Section 6.2, any Assets shall remain on Sellers' premises, then Sellers shall take reasonable efforts to deliver such Assets to Buyer at the expense of Buyer and, so long as such Assets shall remain on said premises, each Seller shall exercise the same reasonable degree of care with respect thereto as it does with respect to its own property.

     10.4 GOVERNING LAW.
          -------------

          This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State and without regard to conflicts of law doctrines except to the extent that certain matters are preempted by federal law or are governed by the law of the jurisdiction of incorporation of the respective parties. Notwithstanding the foregoing, Section
6.6 and any issues relating to the transfer of title of the Assets located in Switzerland shall be governed by and construed in accordance with the laws of Switzerland.

     10.5 NO ASSIGNMENT.
          -------------

          Neither this Agreement nor any rights or obligations under it are assignable, except that Buyer may assign its rights hereunder to any Affiliate of Buyer or to any post-Closing purchaser of a substantial part of the Assets.

     10.6 HEADINGS.
          --------

          The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

     10.7 COUNTERPARTS.
          ------------

          This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.

     10.8 PUBLICITY AND REPORTS.
          ---------------------

          Sellers and Buyer shall coordinate all publicity relating to the transactions contemplated by this Agreement and no party shall issue any press release, publicity statement or other public notice relating to this Agreement, or the transactions contemplated by this Agreement, without obtaining the prior consent of the other party (which consent shall not be unreasonably withheld), except with respect to filings by Buyer with the Securities and Exchange Commission or to the extent that a particular action is required by applicable Law.

     10.9 REMEDIES CUMULATIVE.
          -------------------

          All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available. In addition, Article 9 shall not be deemed to preclude or otherwise limit in any way the exercise of any other rights or pursuit of other remedies for the breach of this Agreement or with respect to any misrepresentation.

    10.10 PARTIES IN INTEREST.
          -------------------

          This Agreement shall be binding upon and inure to the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement is intended to relieve or discharge the obligation of any third Person to (or to confer any right of subrogation or action over against) any party to this Agreement.

    10.11 NOTICES.
          -------

          Any notice or other communication hereunder must be given in writing and (a) delivered in person, (b) transmitted by telex, telefax or telecommunications mechanism or (c) mailed by certified or registered mail, postage prepaid, receipt requested as follows:

          IF TO BUYER, ADDRESSED TO:

          St. John Knits, Inc.
          17422 Derian Avenue
          Irvine, CA 92714
          Attn:  Bob Gray
          Facsimile:  (714) 261-9585


          WITH A COPY TO:

          O'Melveny & Myers LLP
          610 Newport Center Drive, Suite 1700
          Newport Beach, CA 92660
          Attn:  David A. Krinsky, Esq.
          Facsimile:  (714) 669-6994

          IF TO SELLERS, ADDRESSED TO:

          Jakob Schlaepfer & Co. Ltd.
          Teufenerstrasse 11
          CH-9001 St. Gallen, Switzerland
          Attn:  Hans Von Meiss
          Facsimile:


          WITH A COPY TO:

          Ropers, Majeski, Kohn & Bentley
          550 South Hope Street, Suite 1900
          Los Angeles, CA 90071
          Attn:  Carol Lucas, Esq.
          Facsimile:  (213) 312-2001


or to such other address or to such other person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this
Section 10.11 and an appropriate answerback is received, (ii) if given by mail, five days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually delivered at such address.

    10.12 EXPENSES AND ATTORNEYS FEES.
          ---------------------------

          Sellers and Buyer shall each pay their own expenses incident to the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby, including but not limited to the fees, expenses and disbursements of their respective counsel ("Transaction Expenses"); provided,
                                                                    --------
however, that if this Agreement is terminated pursuant to Section 8.1(d), the
-------
terminating party shall be entitled to recover its Transaction Expenses in addition to any other rights and remedies it may have against the breaching party. In the event of any Action for the breach of this Agreement or misrepresentation by any party, the prevailing party also shall be entitled to reasonable attorney's fees, costs and expenses incurred in such Action.

    10.13 SURVIVAL.
          --------

          The representations and warranties and agreements contained in or made pursuant to this Agreement shall survive the Closing.

     10.14  BULK TRANSFERS.
            --------------

            Buyer hereby waives compliance by Sellers with any applicable bulk transfer laws in connection with the sale of the Assets hereunder and Sellers hereby agree to indemnify Buyer against and hold Buyer harmless from any and all Losses relating to or resulting from such non-compliance pursuant to the indemnification provisions of Article 9; provided, however, that any such Losses
                                         --------  -------
shall be paid in full and shall not be subject to the Basket Amount provided for in Section 9.5.

                                   ARTICLE 11
                                  DEFINITIONS

          For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires,

          (A) the terms defined in this Article 11 have the meanings assigned to them in this Article 11 and include the plural as well as the singular,

          (B) all references in this Agreement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Agreement,

          (C) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, and

          (D) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

          As used in this Agreement and the Exhibits and Schedules delivered pursuant to this Agreement, the following definitions shall apply.

          "Action" means any action, complaint, petition, investigation, suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

          "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person.

          "Approval" means any approval, authorization, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity or any other Person.

          "Bills of Sale" means the Bills of Sale substantially in the forms of Exhibits A-1 and A-2 hereto.

          "Closing" means the consummation of the Transactions.

          "Closing Date" means the date of the Closing.

          "Code" means the Internal Revenue Code of 1986, as amended, or as hereafter amended.

          "Contract" means any contract, agreement, lease, license, sales order, purchase order, or other legally binding commitment or instrument, whether or not in writing.

          "Encumbrance" means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the related regulations and published interpretations.

          "General Technology" means all trade secrets, information, know-how, show-how, processes, process parameters, methods, practices, designs, fabrication techniques, technical plans, compilations, creations, data, algorithms, programs, documentation, and the like, related to the Devices, known by Sellers as of the Closing Date, except the TFA Technology.

          "Governmental Entity" means any government or any agency, district, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

          "Hazardous Substance" means (but shall not be limited to) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Laws as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitibility, corrosivity, reactivity, radioactivity, carcinogenicity, reproductive toxicity or "EP toxicity," and petroleum and drilling fluids, produced waters and other wastes associated with the exploration, development, or production of crude oil, natural gas or geothermal energy.

          "Indemnifiable Claim" means any Loss for or against which any party is entitled to indemnification under this Agreement; "Indemnified Party" means the
                                                   -----------------
party entitled to indemnity hereunder; and "Indemnifying Party" means the party
                                            ------------------
obligated to provide indemnification hereunder.

          "Law" means any constitutional provision, statute or other law, rule, regulation, or interpretation of any Governmental Entity and any Order.

          "License Agreements" means the TFA License Agreement and the General Technology License Agreement.

          "Loss" means any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including but not limited to, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified person.

          "Order" means any decree, injunction, judgment, order, ruling, assessment or writ.

          "Permit" means any license, permit, franchise, certificate of authority, or order, or any waiver of the foregoing, required to be issued by any Governmental Entity.

          "Person" means an association, a corporation, an individual, a partnership, a trust or any other entity or organization, including a Governmental Entity.

          "Tax" means any foreign, federal, state, county or local income, sales, use, excise, franchise, ad valorem, real and personal property, transfer, gross receipt, stamp, premium, profits, customs, duties, windfall profits, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding taxes, fees, assessments or charges of any kind whatever imposed by any Governmental Entity, any interest and penalties (civil or criminal), additions to tax, payments in lieu of taxes or additional amounts related thereto or to the nonpayment thereof, and any Loss in connection with the determination, settlement or litigation of any Tax liability.

          "Tax Return" means a declaration, statement, report, return or other document or information required to be filed or supplied with respect to Taxes.

          "TFA" means Thermo-Film Application, method and apparatus for sticking a multiplicity of ornamental pieces on to a base sheet material.

          "Transaction Documents" means this Agreement, the Bills of Sale, the License Agreements and the patent assignments to be executed and delivered pursuant to Section 2.4.

          "Transactions" means the transactions contemplated by the Transaction Documents.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.

                              BUYER

                              ST. JOHN KNITS, INC.


                              By:  /s/  BOB GRAY
                                  _________________________________
                                 Name:  Bob Gray
                                 Title: Chairman of the Board
                                        and Chief Executive Officer



                              SELLERS

                              JAKOB SCHLAEPFER & CO. AG


                              By:  /s/  G. BOLTE        /s/ H. V. MEISS
                                 _______________        _______________
                                 Name:  G. Bolte            H. v. Meiss
                                 Title: Chairman            CEO


                              JAKOB SCHLAEPFER, INC.


                              By:   /s/  H. V. MEISS
                                  ___________________________
                                  Name:  H. v. Meiss
                                  Title: Chairman

                                  EXHIBIT A-1
                                  -----------

                                  BILL OF SALE



          For good and valuable consideration, receipt of which is hereby acknowledged, in connection with the Asset Purchase Agreement, dated August 29, 1996 (as amended, the "AGREEMENT"), by and among St. John Knits, Inc., a California corporation, Jakob Schlaepfer, Inc., a Delaware corporation ("SCHLAEPFER U.S.") and Jakob Schlaepfer & Co. AG, a Swiss corporation and intending to be legally bound hereby, Schlaepfer U.S. does hereby sell, convey, grant, assign and transfer to Schlaepfer U.S. all of its right, title and interest in and to the Assets (as defined in the Agreement) owned by it as set forth in Schedule 1.1 to the Agreement.

          Schlaepfer U.S. hereby agrees and will be obliged to inform all interested third parties that the Assets are owned by and are the exclusive property of Schlaepfer U.S., and to refrain from representing and/or declaring to any third parties that the Assets are a part of the building or premises or real estate where such Assets are located, or otherwise constitute fixtures of such building or premises or real estate in any manner.

          IN WITNESS WHEREOF, the undersigned parties have caused this Bill of Sale to be executed this ____ day of September, 1996.


                                  JAKOB SCHLAEPFER, INC.,
                                  a Delaware corporation


                                  By:
                                      -------------------------------
                                      Name:
                                           --------------------------
                                      Title:
                                            -------------------------

                                  EXHIBIT A-2
                                  -----------

                                  BILL OF SALE
                                      AND
                              ASSIGNMENT AGREEMENT


          For good and valuable consideration, receipt of which is hereby acknowledged, in connection with the Asset Purchase Agreement, dated August 29, 1996 (as amended, the "AGREEMENT"), by and among St. John Knits, Inc., a California corporation, Jakob Schlaepfer, Inc., a Delaware corporation and Jakob Schlaepfer & Co. AG, a Swiss corporation ("SCHLAEPFER"), and intending to be legally bound hereby:

             (i) Schlaepfer does hereby sell, convey, grant, assign and transfer to St. John Knits AG, a Swiss corporation ("St. John Knits AG") all of its right, title and interest in and to (A) the Assets (as defined in the Agreement) owned by it, including the Assigned Contracts (as defined in the Agreement) and (B) agrees to prominently label the Assets remaining in the possession of Schlaepfer as the property of St. John Knits AG;

             (ii) Schlaepfer acknowledges and agrees and the Parties to the Agreement herewith agree that the ownership of and title to the Assets will be transferred to St. John Knits AG as a result of the execution of the Agreement and this Bill of Sale and Assignment Agreement, but that possession of certain of the Assets, as set forth in Section 6.2 of the Agreement will remain with Schlaepfer in accordance with Article 924 paragraph 1 of the Swiss Civil Code for a period of time after the execution of the Agreement and this Bill of Sale and Assignment Agreement ("BESITZESKONSTITUT" under applicable Swiss law); and

             (iii) Schlaepfer hereby agrees and will be obliged to inform all interested third parties to which this could be relevant that the Assets are owned by and are the exclusive property of St. John Knits AG, and to refrain from representing and/or declaring to any third parties that the Assets are a part of the building or premises or real estate where such Assets are located, or otherwise constitute fixtures of such building or premises or real estate in any manner ("ZUGEHOR" under applicable Swiss law).

                                     A-2-1

          IN WITNESS WHEREOF, the undersigned parties have caused this Bill of Sale and Assignment Agreement to be executed this _____ day of September, 1996.

                                  ST. JOHN KNITS, INC.,
                                  a California corporation


                                  By:
                                        ------------------------------------
                                        Robert E. Gray
                                        Chairman of the Board and
                                        Chief Executive Officer


                                  JAKOB SCHLAEPFER & CO. AG,
                                  a Swiss corporation


                                  By:   ------------------------------------
                                        Name:
                                             -------------------------------
                                        Title:
                                              ------------------------------

                                  ST. JOHN KNITS AG, in
                                  foundation,
                                  a Swiss corporation

                                  By: ST. JOHN KNITS, INC.,
                                  a California corporation


                                  By:   ------------------------------------
                                        Roger G. Ruppert
                                        Chief Financial Officer

                                  By: DR. THOMAS MULLER

                                  By: St. John Knits, Inc.,
                                        as Attorney-in-Fact for
                                        Dr. Thomas Muller


                                        By:
                                           ---------------------------------
                                           Roger G. Ruppert
                                           Chief Financial Officer

                                  By: MARKUS KRONAUER

                                  By: St. John Knits, Inc.,
                                        as Attorney-in-Fact for
                                        Markus Kronauer

                                           By:
                                              ------------------------------
                                              Roger G. Ruppert,
                                              Chief Financial Officer

                                     A-2-2

                                  EXHIBIT B-1
                                  -----------



                         FORM OF OPINION OF COUNSEL TO

                             JAKOB SCHLAEPFER, INC.

                                                             September ___, 1996



St. John Knits, Inc.
17422 Derian Avenue
Irvine, California 92714
Attn: Bob Gray

        Re:  Jakob Schlaepfer, Inc.
             ----------------------

Gentlemen:

        We have acted as special counsel to Jakob Schlaepfer. Inc., a Delaware corporation ("Seller"), in connection with the sale by it of certain Assets to you pursuant to an Asset Purchase Agreement dated as of August ___, 1996 (the "Asset Purchase Agreement"). This opinion is delivered to you pursuant to
Section 7.2(c) of the Assert Purchase Agreement. Terms used herein that are defined in the Asset Purchase Agreement are used herein with the meanings set forth in the Asset Purchase Agreement, unless otherwise defined herein.

        We have examined such corporate documents and records of Seller, and made such other inquiries or examinations, as we deem necessary or appropriate in connection with this opinion. In rendering this opinion. we have relied, as to matters of fact, upon representations and certificates of officers and employees of Seller, certificates of third parties and certificates of government authorities; and we have assumed the genuineness of signatures of all persons signing any documents, the authority of all governmental authorities, the truth and accuracy of all matters of fact set forth in all certificates furnished to us, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies.

        Based upon the foregoing, we are of the opinion that:

          (i) Seller has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware and has the corporate power to own its properties and assets and to carry on its business.

                                     B-1-1

Re:        Jakob Schlaepfer, Inc.
August 27, 1996                                                        Page Two
--------------------------------------------------------------------------------

           (ii) The execution, delivery and performance of the Asset Purchase Agreement, the License Agreements and the Bills of Sale (the "Principal Agreements") have been duly authorized by all necessary action on the part of Seller, and the Principal Agreements have been duly executed and delivered by Seller.

          (iii) The Principal Agreements constitute the legally valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

           (iv) Seller's execution and delivery of, and performance of its obligations under, the Principal Agreements do not (a) violate Seller's Certificate of Incorporation or By-Laws, (b) to the best of our knowledge, violate, breach or result in a default under any material agreement of Seller or
(c) to the best of our knowledge, breach or otherwise violate any existing obligation of Seller under any order, judgment or decree of any court or governmental authority binding on Seller.

            (v) The execution and delivery by Seller of, and performance of its obligations under, the Principal Agreements do not violate any state or federal statute or regulation that we have, in the exercise of customary professional diligence, recognized as directly applicable to the Seller or to the transactions of the type contemplated by the Principal Agreements.

           (vi) No order, consent, permit or approval of any state or federal governmental authority that we have, in the exercise of customary professional diligence, recognized as directly applicable to the Seller or to transactions of the type contemplated by the Principal Agreements is required on the part of the Seller for the execution and delivery of, and performance under, the Principal Agreements, except for such as have been obtained.

          (vii) We have not given substantive attention on behalf of Seller to, or represented Seller in connection with, any actions, suits or proceedings pending or threatened against Seller before any count, arbitrator or governmental agency.

                                     B-1-2

Re:        Jakob Schlaepfer, Inc.
August 27, 1996                                                      Page Three
-------------------------------------------------------------------------------

          We are not admitted to practice in any jurisdiction other than the State of California. We do not purport to be expert on, and we are not expressing an opinion with respect to the laws of any jurisdictions other then the laws of the United States and the State of California and the General Corporation Law of Delaware.

                                  Very truly yours,



                                  Ropers, Majeski, Kohn & Bentley


                                     B-1-3

                                  EXHIBIT B-2
                                  -----------



                      FORM OF OPINION OF SWISS COUNSEL TO

                JAKOB SCHLAEPFER & AG and JACOB SCHLAEPFER, INC.
                ------------------------------------------------

                                                             September ___, 1996



St. John Knits, Inc.
17422 Demean Avenue
Irvine, California 92714
Attn: Bob Gray

Re:     Jakob Schlaepfer & Co. AG and Jakob Schlaepfer, Inc.
        ----------------------------------------------------

Ladies and Gentlemen:

We have acted as counsel to Jakob Schlaepfer & Co. AG, a Swiss corporation ("Schlaepfer") and Jakob Schlaepfer, Inc., a Delaware corporation (`'Schlaepfer U.S.") (and together with Schlaepfer the "Sellers") in connection with the sale of certain Assets to you pursuant to an Asset Purchase Agreement dated as of August ___, 1996 (the "Asset Purchase Agreement").

This opinion is delivered to you pursuant to Section 7.2(c) of the Assert Purchase Agreement. Terms used herein that are defined in the Asset Purchase Agreement are used herein with the meanings set forth in the Asset Purchase Agreement unless otherwise defined herein.

We have examined such corporate documents and records of Sellers, and made such other inquiries or examinations, as we deem necessary or appropriate in connection with this opinion. In rendering this opinion, we have relied, as to matters of fact, upon representations and certificates of officers and employees of the Sellers, certificates of third parties and certificate of government authorities; and we have assumed the genuineness of signatures of all persons signing any documents, else authority of all governmental authorities, the truth and accuracy of all matters of fact set forth in all certificates Furnished to us, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies.

                                     B-2-1

Re:        Jakob Schlaepfer, Inc.
August 27, 1996                                                       Page Two
------------------------------------------------------------------------------

Based upon the foregoing, we are of the opinion that:

(i) Schlaepfer has been duly incorporated and is validly existing in good standing under Swiss laws and has the corporate power to own its properties and assets and to carry on its business.

(ii) The execution, delivery and performance of the Asset Purchase Agreement, the License Agreements and the Bills of Sale (the "Principal Agreements") have been duly authorized by all necessary actions on the part of the Sellers, and the Principal Agreements have been duly executed and delivered by Sellers.

(iii) The Principal Agreements constitute the legally valid and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law).

(iv) Sellers' execution and delivery of, and performance of their obligations under, the Principal Agreements do riot (a) violate Sellers' Certificate of Incorporation or By-Laws, (b) to the best of our knowledge violate, breach or result in a default under any material agreement of Sellers or
        (c) to the best of our knowledge breach or otherwise violate any existing obligation of Sellers under any order, judgment or decree of arty Swiss court or Swiss governmental authority binding on Sellers.

(v) The execution and delivery by Sellers of, and performance of their obligations under, the Principal Agreements do not violate any Swiss statute or regulation that we have, in the exercise of customary professional diligence, recognized as directly applicable to the Sellers or to the transactions of the type contemplated by the Principal Agreements.

(vi) No order, consent, permit or approval of any Swiss governmental authority that we have, in the exercise of customary professional diligence, recognized as directly applicable to the SeDers or to transactions of the type contemplated by the Principal Agreements is required on the part of the Sellers for the execution and delivery of, and performance under, the Principal Agreements, except for such as have been obtained.

                                     B-2-2

Re:        Jakob Schlaepfer, Inc.
August 27, 1996                                                    Page Three
-----------------------------------------------------------------------------

This opinion is furnished by us as Swiss counsel for the Sellers and may be relied upon by you only in connection with the sale of the Assets by the Sellers. It may not be used or relied upon by you for any other purpose or by any other person, nor may copies be delivered to any other person, without in each instance our prior written consent.

                                        Very truly yours,



                                        Dres. Guggenheim and Schnellmann


                                     B-2-3

                                   EXHIBIT C
                                   ---------

                               LICENSE AGREEMENT


     This License Agreement ("Agreement") is made and entered into as of September 30, 1996, by and between ST. JOHN KNITS AG, a corporation organized under the laws of Switzerland ("St. John"), and JAKOB SCHLAEPFER & CO., AG, a corporation organized under the laws of Switzerland ("Schlaepfer").

                                    RECITALS
                                    --------

     11.1 Pursuant to that certain Asset Purchase Agreement, dated August 29, 1996, by and between St. John Knits, Inc., a California corporation ("St. John U.S.") and Schlaepfer (as amended, the "Asset Agreement"), Schlaepfer has sold and transferred to St. John all of Schlaepfer's right, title and interest in and to the Patents and the TFA Technology (as such terms are defined in the Asset Agreement).

     11.2 Schlaepfer desires to obtain from St. John, and St. John is willing to grant to Schlaepfer, a license in and to the Patents and the TFA Technology, pursuant to the terms and conditions contained in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

1.   DEFINITIONS.  The following terms shall have the following meanings for
     -----------
purposes of this Agreement:

     1.1  Licensed Products.  "Licensed Products" shall mean apparel products in
          -----------------
the "Couture" and "pret a porter" lines or markets; provided, however, that
                                                    --------  -------
Licensed Products shall not include knit garments, knit fabrics, or woven garments or fabrics having the appearance of knit garments or fabrics.

     1.2  Patents.  "Patents" shall have the meaning contained in the Asset
          -------
Agreement.

     1.3  TFA Technology.  "TFA Technology" shall have the meaning contained in
          --------------
the Asset Agreement.

     1.4  TFA Paper.  "TFA Paper" shall mean a web of material bearing an
          ---------
adhesive layer, on which ornamental pieces are stuck, as these terms are used in the Patents, which web is useful in the TFA Technology.

2.   GRANT OF LICENSE
     ----------------

     2.1  Grant of License.  St. John hereby grants to Schlaepfer, and
          ----------------
Schlaepfer accepts, a non-exclusive, worldwide, royalty-free license (with no right to grant sublicenses) in the TFA Technology and the Patents, subject to the terms and conditions of this Agreement, for the sole purposes of making, having made, using, offering for sale and selling the Licensed Products.

     2.2  Conditions and Limitations to Grant.  The license granted in Section
          -----------------------------------
2.1 hereof shall be subject to the following conditions and limitations:

          (a) Schlaepfer shall not practice the TFA Technology or make, use, sell, offer for sale, export or import any goods using the methodology described in the Patents or the TFA Technology, except in accordance with the terms and conditions contained in this Agreement.

          (b) Schlaepfer shall only use the methodology described in the Patents and the TFA Technology in connection with Licensed Products, and Schlaepfer shall only sell Licensed Products in or to the "Couture" and "pret a porter" lines or markets.

          (c) Schlaepfer shall not transfer by sale or otherwise TFA Paper to any third party.

          (d) Schlaepfer shall not use the TFA Technology or the methodology described in the Patents in connection with knit garments, knit fabrics, or woven garments or fabrics having the appearance of knit garments or fabrics.

          (e) Nothing contained or construed to be contained in this Agreement shall constitute the grant by St. John of any right by way of license or otherwise to Schlaepfer to use any trademark of St. John or of St. John U.S.

          (f) Except as expressly granted herein, all rights to the TFA Technology and the Patents are reserved by St. John.

          (g) On or before the 15th day of each month, Schlaepfer shall deliver to St. John and St. John U.S. a written list of the customers who have ordered Licensed Products during the prior calendar month. St. John and St. John U.S. shall in their sole and absolute discretion have the right to disapprove sales to any customer by delivering written notice of such disapproval to Schlaepfer;

provided, however, that Schlaepfer shall have the right to complete any purchase
--------  -------
orders outstanding as of the date Schlaepfer receives written notice of disapproval. Schlaepfer agrees to accept orders on a month-to-month basis and shall not enter into any contractual agreements obligating it to deliver Licensed Products over a period exceeding one month without St. John's prior written approval.

3.   INJUNCTIVE RELIEF.
     -----------------

     Schlaepfer acknowledges that in the event of any breach or default or threatened breach or default by Schlaepfer of Section 2 hereof, St. John and St. John U.S. may be irreparably damaged and that it would be extremely difficult and impractical to measure such damage, so that the remedy of damages at law would be adequate. Consequently, Schlaepfer acknowledges and agrees that St. John and St. John U.S., in addition to any other available rights or remedies, shall, without the necessity of posting any bond or similar security, be entitled to specific performance, injunctive relief and any other equitable remedy for the breach or default or threatened breach or default of said Section 2, and Schlaepfer waives any defense that a remedy at law or damages is adequate.

4.   REPRESENTATIONS AND WARRANTIES
     ------------------------------

     4.1  Authority.  Each party represents and warrants to the other party that
          ---------
this Agreement has been duly authorized, executed and delivered by it and that this Agreement is a binding obligation of it, enforceable in accordance with its terms.

     4.2  Disclaimer.  EXCEPT AS EXPRESSLY SET FORTH IN SECTION 4, ST. JOHN
          ----------
MAKES NO REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED (INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY EXPRESS OR IMPLIED WARRANTY THAT THE USE OF THE TFA TECHNOLOGY OR THE MANUFACTURE, USE OR SALE OF ANY OF THE LICENSED PRODUCTS WILL NOT INFRINGE ANY PATENTS, COPYRIGHT OR OTHER RIGHT OF ANY THIRD PARTY), OF ANY KIND OR NATURE WHATSOEVER.

5.   INDEMNIFICATION
     ---------------

     Schlaepfer shall indemnify, hold harmless and defend St. John and St. John U.S. and their respective officers, directors, employees, representatives and agents from and against any and all claims, demands, lawsuits, actions, proceedings, liabilities, losses, damages, fees, costs and expenses (including without limitation attorneys' fees and costs of investigation and experts) resulting from or arising out of the manufacture, use or sale of any of the Licensed Products or the exercise by Schlaepfer of any right granted hereunder, including without limitation any liabilities, losses or damages whatsoever with respect to death or injury to any individual or damage to any property arising from the possession, use or operation of any of the Licensed Products by Schlaepfer or any third party in any manner whatsoever.

6.   TERM
     ----

     This Agreement shall become effective on the date first above written and shall remain in effect until the latter of (i) the expiration of the last to expire of any patent included in the Patents, or (ii) so long as any portion of the TFA Technology remains a trade secret (i.e., the owner of the TFA Technology continues to obtain independent economic value, actual or potential, from a portion of the TFA Technology not being generally known to, and not being readily ascertainable by proper means by, other persons who could obtain economic value from disclosure of the TFA Technology) (unless the reason why the owner of the TFA Technology ceases to obtain such value is due to a wrongful act or disclosure by Schlaepfer, its agents or employees, or another third party, in which case the term of this Agreement shall not expire), unless the term of this Agreement is sooner terminated pursuant to Section 7.1 hereof.

7.   TERMINATION
     -----------

     7.1  Termination.  This Agreement may be terminated by either party if the
          -----------
other party breaches any material provision hereof.

     7.2  Effect of Termination or Expiration.  Upon the termination or
          -----------------------------------
expiration of the term of this Agreement, the license granted by St. John to Schlaepfer pursuant to Section 2.1 hereof shall terminate. Notwithstanding any termination or expiration of the term of this Agreement, Schlaepfer shall be permitted for a period of not more than six (6) months from and after such termination or expiration to sell or otherwise dispose of all Licensed Products then in inventory in accordance with the terms and conditions of this Agreement.

8.   ASSIGNMENT
     ----------

     The rights and obligations of Schlaepfer shall not be assignable without the prior written consent of St. John which consent may be granted or withheld by St. John in its sole and absolute discretion. The rights and obligations of St. John shall be assignable without the prior written consent of Schlaepfer.

9.   GOVERNING LAW
     -------------

     This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of California, except where such are governed exclusively by federal law.

10.  RELATIONSHIP OF PARTIES.
     -----------------------

     Each party shall conduct all business in its own name as an independent contractor. No joint venture, partnership, employment, agency or similar arrangement is created between the parties. Neither party has the right or power to act for or on behalf of the other or to bind the other in any respect, to pledge its credit, to accept any service of process upon it, or to receive any notices of any nature whatsoever on its behalf.

 11. SEVERABILITY
     ------------

     If any provision of this Agreement is determined to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction then, to that extent and within the jurisdiction in which it is illegal, invalid or unenforceable, it shall be limited, construed or severed and deleted from this Agreement, and the remaining extent and/or remaining portions hereof shall survive, remain in full force and effect and continue to be binding and shall not be affected except insofar as may be necessary to make sense hereof, and shall be interpreted to give effect to the intention of the parties insofar as that is possible.

12.  ENTIRE AGREEMENT
     ----------------

     This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous negotiations, agreements, arrangements and understandings with respect to the subject matter hereof.

13.  INTERPRETATION
     --------------

     The normal rule of construction that an agreement shall be interpreted against the drafting party shall not apply. In this Agreement, whenever the context so requires, the masculine, feminine or neuter gender, and the singular or plural number or tense, shall include the others.

14.  AMENDMENT AND WAIVER
     --------------------

     Neither this Agreement nor any of its provisions may be amended, changed, modified or waived except in writing duly executed by an authorized officer of the party to be bound thereby.

15.  SUCCESSORS AND ASSIGNS
     ----------------------

     This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective legal representatives, successors and assigns.

16.  COUNTERPARTS
     ------------

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and such counterparts together shall constitute one agreement.

17.  NOTICE
     ------

     Any notice or other communication hereunder must be given in writing and
(a) delivered in person or by courier service, or (b) transmitted by telex, telefax or telecommunications mechanism:

          IF TO ST. JOHN U.S., ADDRESSED TO:

          St. John Knits, Inc.
          17422 Derian Avenue
          Irvine, CA 92714
          Attn:  Bob Gray and Roger Ruppert
          Facsimile:  (714) 261-9585

          IF TO ST. JOHN, ADDRESSED TO:

          St. John Knits AG
          c/o Homburger Rechtsanwalte
          Weinbergstrasse 56/58
          CH-8006 Zurich, Switzerland
          Attn:  Dr. Thomas Muller

          WITH A COPY TO:

          St. John Knits, Inc.
          17422 Derian Avenue
          Irvine, CA 92714
          Attn:  Bob Gray and Roger Ruppert
          Facsimile:  (714) 261-9585

          IF TO SCHLAEPFER, ADDRESSED TO:

          Jakob Schlaepfer & Co. Ltd.
          Teufenerstrasse 11
          CH-9001 St. Gallen, Switzerland
          Attn:  Hans Von Meiss
          Facsimile:  011-41-71-228-2118

or to such other address or to such other person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this
Section 17 and an appropriate answerback is received or (ii) if given by any other means, when actually delivered at such address.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

                              JACOB SCHLAEPFER & CO. AG


                              By:
                                 ----------------------------------------
                              Name:
                                   --------------------------------------
                              Title:
                                    -------------------------------------


                              By:
                                 ----------------------------------------
                              Name:
                                   --------------------------------------
                              Title:
                                    -------------------------------------


                              ST. JOHN KNITS AG, in foundation,
                              a Swiss corporation

                              By: ST. JOHN KNITS, INC.,
                              a California corporation



                              By:
                                    -------------------------------------
                                    Roger G. Ruppert,
                                    Chief Financial Officer

                              By: DR. THOMAS MULLER

                                    By: St. John Knits, Inc.,
                                         as Attorney-in-Fact for
                                    Dr. Thomas Muller


                                    By:
                                       -----------------------------------
                                         Roger G. Ruppert,
                                         Chief Financial Officer

                              By: MARKUS KRONAUER

                                    By: St. John Knits, Inc.,
                                         as Attorney-in-Fact for
                                         Markus Kronauer


                                    By:
                                       -----------------------------------
                                         Roger G. Ruppert,
                                         Chief Financial Officer

                                   EXHIBIT E
                                   ---------

                              EMPLOYMENT AGREEMENT


          This Employment Agreement ("Agreement") is dated as of September 30, 1996, between St. John Knits AG, a Swiss corporation ("Company"), and Norbert Desmet ("Executive"). In consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows.


                                   ARTICLE I

                                  EMPLOYMENT
                                  ----------

          The Company hereby employs Executive and Executive accepts employment with the Company upon the terms and conditions herein set forth, subject to the condition that Executive will obtain from the Swiss authorities a work permit for the Company.

           1.1 Employment.  The Company hereby employs Executive, and Executive
               ----------
agrees to serve as the Company's Geschaftsfuhrer during the term of this Agreement, and shall serve at the discretion of the Company's Board of Directors. Executive agrees to devote substantially his full business time and attention and best efforts to the affairs of the Company during the term of this Agreement. Notwithstanding the foregoing, Executive shall be entitled to devote such time as may be approved by the Company to providing services to Jakob Schlaepfer Co. Ltd. ("Schlaepfer") in accordance with the terms of the Asset Purchase Agreement, dated as of August 29, 1996, by and between the Company and Schlaepfer (as amended, the "Purchase Agreement").

           1.2 Term.  The employment of Executive by the Company under the terms
               ----
and conditions of this Agreement will commence as of the date hereof and will continue until terminated in accordance with the provisions hereof.

           1.3 Place of Employment.  Executive agrees to provide services to the
               -------------------
Company primarily in Switzerland and in the United States. The parties agree to be flexible with respect to the frequency, length and timing of Executive's trips to the United States. The parties anticipate that the number of days to be spent by Executive during the first year in the United States will range from 60 to 120 days, not exceeding a period of 20 days each time, and agree to use their good faith efforts to keep the number of days within that range. The parties agree that Executive will spend a reasonable amount of time in the United States after the first year, as required by the Company in good faith, taking into account that the Executive's place of main residence will remain Austria.

           1.4  Reporting.  The Executive will report to Robert Gray, or such
                ---------
other person designated by the Company from time to time. During the initial transition period, Executive will work with Robert Davis while Mr. Davis remains a consultant to St. John Knits, Inc. ("St. John").

                                  ARTICLE II
                                 COMPENSATION
                                 ------------

           2.1 Annual Salary.  During the employment of Executive, the Company
               -------------
shall pay to Executive a base salary at the gross annual rate of CHF 243,000.00 (the "Base Salary"). The Base Salary shall be payable, subject to any deductions required by law or by the Company Benefit Plans referred to in
Section 2.6 below, including social security and pension deductions, as follows:

           Monthly installment of salary - CHF 17,350.00

           Annual Christmas payment in December - CHF 17,400.00

           Annual vacation payment in July - CHF 17,400.00

           2.2 Bonus.  Executive shall be eligible for an annual bonus from time
               -----
to time, the amount and timing of which shall be in the sole discretion of the Board of Directors of the Company.

           2.3 Review.  Executive's performance will be reviewed annually in
               ------
accordance with the Company's policies and procedures, which currently provide for a regular annual review in October or November, with any increase in annual salary to be effective the first Monday in December.

           2.4 Reimbursement of Expenses.  Executive shall be entitled to
               -------------------------
receive prompt reimbursement of all reasonable expenses incurred by Executive in performing services hereunder, including all expenses of travel, entertainment and living expenses while away from home on business at the request of, or in the service of, the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company. Executive shall be entitled to travel business class.

           2.5 Housing/Automobile Allowance.  The Company shall reimburse
               ----------------------------
Executive for suitable housing and automobile expenses during the period that Executive is required under this Agreement to travel to the United States to perform his duties hereunder.

           2.6 Benefits.  Executive shall be entitled to all employee benefits
               --------
required under Swiss law and to participate in and be covered by all health, insurance, pension and other employee plans and benefits currently established for the employees of the Company (collectively referred to as the

"Company Benefit Plans") on at least the same terms as other employees of the Company, subject to meeting applicable eligibility requirements.

           2.7 Vacations and Holidays.  During Executive's employment with the
               ----------------------
Company, Executive shall be entitled to an annual vacation leave of four (4) weeks at full pay. Executive shall be entitled to such holidays as are established by the Company for all employees.

                                  ARTICLE III

                       CONFIDENTIALITY AND NONDISCLOSURE
                       ---------------------------------

           3.1 Confidentiality.  Executive will not during Executive's
               ---------------
employment by the Company or thereafter at any time disclose, directly or indirectly, to any person or entity or use for Executive's own benefit any trade secrets or confidential information relating to the business operations, marketing data, business plans, strategies, employees, negotiations and contracts with other companies, of the Company or St. John, or any other subject matter pertaining to the business of the Company or St. John or any of their respective clients, customers, consultants, or licensees, known, learned, or acquired by Executive during the period of Executive's employment by the Company or by Schlaepfer (collectively "Confidential Information"), except as may be necessary in the ordinary course of performing Executive's particular duties as an employee of the Company. Any material or repeated violation of this confidentiality agreement will be punished by a fine for breach of contract amounting to one year of Executive's Base Salary. Payment of such fine will not release the Executive from his obligation to keep his pledge of confidentiality. The Company reserves the right to demand payment of compensation for further damages or to pursue injunctive or equitable relief in accordance with Section
3.6 below.

           3.2 Return of Confidential Material.  Executive shall promptly
               -------------------------------
deliver to the Company on termination of Executive's employment with the Company, whether or not for Cause and whatever the reason, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints, Confidential Information and any other documents of a confidential nature belonging to the Company, including all copies of such materials which Executive may then possess or have under Executive's control. Upon termination of Executive's employment by the Company, Executive shall not take any document, data, or other material of any nature containing or pertaining to the proprietary information of the Company.

           3.3 Prohibition on Solicitation of Customers.  During the term of
               ----------------------------------------
Executive's employment with the Company and for a period of three years thereafter, Executive shall not, directly or indirectly, either for Executive or for any other person or entity, solicit any person or entity to terminate such person's or entity's contractual and/or business relationship with the Company or St. John, nor shall Executive interfere with or disrupt or attempt to interfere with or disrupt any such relationship. None of the foregoing shall be deemed a waiver of any and all rights and remedies the Company or St. John may have under applicable law.

           3.4 Prohibition on Solicitation of Employees, Agents or Independent
               ---------------------------------------------------------------
Contractors After Termination.  During the term of Executive's employment with
-----------------------------
the Company and for a period of three years following the termination of Executive's employment with the Company, Executive will not solicit any of the employees, agents, or independent contractors of the Company or St. John to leave the employ of the Company or St. John for a competitive company or business. However, Executive may solicit any employee, agent or independent contractor who voluntarily terminates his or her employment with the Company or St. John after a period of 120 days has elapsed since the termination date of such employee, agent or independent contractor. None of the foregoing shall be deemed a waiver of any and all rights and remedies the Company or St. John may have under applicable law.

           3.5 Prohibition on Competition.  Executive agrees for the period of
               --------------------------
time described in the next sentence (the "Noncompetition Period"), Executive shall not, directly or indirectly, in Southeast Asia, Japan, Korea, Europe, the United States, Canada or Mexico, compete with, assist any person or entity in competing with or acquire an interest in any person or entity competing with, the Company's or St. John's manufacture, use or sale of TFA (as defined in the Purchase Agreement), including, without limitation, the sale of TFA in bulk, other than in the "couture" or "pret a porter" lines or markets, whether as an owner, shareholder, joint venturer, partner, officer, employee, consultant, agent or otherwise. Executive agrees that the foregoing noncompetition agreement shall prohibit any activity that would violate or be inconsistent with the terms and conditions of the TFA License Agreement (as defined in the Purchase Agreement). The Noncompetition Period shall begin on the Effective Date (as defined in Sections 4.2 and 4.3 below) and shall be equal to (a) one year, if Executive has been or will be paid by the Company, including pursuant to any termination payments under Section 4.4, for a period greater than one year and less than three years, or if Executive terminates his employment pursuant to Section 4.3 below and the Effective Date is prior to the first anniversary of this Agreement, (b) two years, if Executive has been or will be paid by the Company, including pursuant to any termination payments under
Section 4.4, for a period greater than three years and less than five years, and
(c) three years, if Executive has been or will be paid by the Company, including pursuant to any termination payments under Section 4.4, for a period greater than five years, or if the Company terminates Executive's employment for Cause (as defined in Section 4.1). Nothing contained in this Section 3.5 shall prohibit Executive from holding and making investments in securities of any corporation or limited partnership whose securities are traded in a generally recognized market, provided, Executive's equity interest therein does not exceed five percent (5%) of the outstanding shares or interests in such corporation or partnership.

           3.6 Right to Injunctive and Equitable Relief.  Executive's
               ----------------------------------------
obligations in this Article III are of a special and unique character which gives them a peculiar value. The Company cannot be reasonably or adequately compensated for damages in an action at law in the event Executive breaches such obligations. Therefore, Executive expressly agrees that the Company shall be entitled to injunctive and other equitable relief without bond or other security in the event of such breach in addition to any other rights or remedies which the Company may possess or be entitled to pursue. Furthermore, the obligations of Executive and the rights and remedies of the Company under this Article III are cumulative and in addition to, and not in lieu of, any obligations, rights, or remedies created by applicable law relating to misappropriation or theft of trade secrets or Confidential Information.

           3.7 Survival of Obligations.  Executive agrees that the terms of this
               -----------------------
Article III shall survive the term of this Agreement and the termination of Executive's employment by the Company.

                                  ARTICLE IV

                                  TERMINATION
                                  -----------

           4.1 For purposes of this Article IV, "Cause" shall include, but not be limited to, the following:

                     (i) personal dishonesty or willful misconduct by Executive;

                    (ii) a breach of Executive's fiduciary duties to the Company which involves personal profit or benefit to Executive;

                   (iii) willful violation and conviction of any law, rule or regulation (other than traffic violations or similar offenses) or of any final cease and desist order issued by any financial institution or regulatory authority against the Company; or

                    (iv) a material breach of this Agreement by Executive.

           4.2 Termination by Company.  The Company may terminate Executive's
               ----------------------
employment hereunder immediately for Cause. Subject to the other provisions contained in this Agreement, the Company may terminate this Agreement on the last day of any calendar month for any reason other than Cause upon one year's written notice to Executive. The effective date of termination ("Effective Date") shall be considered to be the date of termination for Cause or the last day of the calendar month one year subsequent to written notice of termination in the case of termination for any reason other than Cause; however, the Company may elect to have Executive leave the Company immediately or at any time thereafter.

           4.3 Termination by Executive.  Executive may terminate his employment
               ------------------------
hereunder immediately for cause (as defined under Swiss law). Subject to the other provisions contained in this Agreement, Executive may terminate his employment hereunder on the last day of any calendar month upon one year's written notice to the Company; however, the Company may elect to have Executive leave the Company immediately or at any time thereafter. The effective date of termination ("Effective Date") shall be considered to be (i) the date of termination for cause or (ii) the last day of the calendar month one year subsequent to written notice of termination in the case of termination for any reason other than cause, provided that the Company and the Executive may mutually agree upon an earlier Effective Date.

           4.4 Severance Benefits Received Upon Termination.
               --------------------------------------------

               (a) If Executive's employment is terminated by the Company for Cause, or if Executive terminates his employment for cause, then the Company shall pay Executive his Base Salary through the Effective Date of such termination plus credit for any vacation earned but not taken, and the Company shall thereafter have no further obligations to Executive under this Agreement. Notwithstanding the foregoing, all rights under Article 337b of the Swiss Code of Obligations are reserved.

               (b) If Executive's employment is terminated by the Company without Cause, or by the Executive in accordance with Section 4.3, then the Company shall provide Executive:

                    (i) salary continuation in an amount equal to Executive's then Base Salary, to be paid monthly in installments in accordance with Section 2.1 at the times salary payments are usually made, for the period through the Effective Date; and

                    (ii) health insurance coverage as then in effect for Executive, his spouse and dependent children for the period through the Effective Date, subject to any employee contribution provisions as defined in the Company Benefit Plans.

                                   ARTICLE V

                               GENERAL PROVISIONS
                               ------------------

           5.1 Notice.  For purposes of this Agreement, notices and all other
               ------
communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by registered mail, return receipt requested, postage prepaid, as follows:

     If to the Company:       St. John Knits AG
                              c/o Homburger Rechtsanwalte
                              Weinbergstrasse 56/58
                              CH-8006 Zurich, Switzerland
                              Attn:  Dr. Thomas Muller

     With copies to:          St. John Knits, Inc.
                              17422 Derian Avenue
                              Irvine, CA 92713
                              Attn:  Chief Executive Officer

                              David A. Krinsky
                              O'Melveny & Myers LLP
                              610 Newport Center Drive
                              17th Floor
                              Newport Beach, CA 92660

     If to Executive:         Norbert Desmet
                              Im Tannenfeld 9
                              A-6812 Meiningen
                              Austria

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

           5.2 No Waivers.  No provision of this Agreement may be modified,
               ----------
waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

           5.3 Beneficial Interests.  This Agreement shall inure to the benefit
               --------------------
of and be enforceable by Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee or, if there be no such designee, to Executive's estate.

           5.4 Governing Law/Swiss Code of Obligations.
               ---------------------------------------

               (a) This Agreement shall be governed by and construed in accordance with the laws of Switzerland.

               (b) In its present form and in any future revised form, the Swiss Code of Obligations constitutes an integrated part of this Agreement. Any deviations from the Swiss Code of Obligations must be agreed to in writing by the Company and Executive.

               (c) In the absence of other agreements in this Agreement, the requirements of Article 319 (and following) of the Swiss Code of Obligations will come into force.

           5.5 Severability or Partial Invalidity.  The invalidity or
               ----------------------------------
unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

           5.6 Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

           5.7 Legal Fees and Expenses.  Should any party institute any action
               -----------------------
or proceeding to enforce this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with such action or proceeding.

           5.8 Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement of the parties and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations between the parties with respect to the subject matter hereof. This Agreement is intended by the parties as the final expression of their agreement with respect to such terms as are included in this Agreement and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence may be introduced in any judicial proceeding involving this Agreement.

           5.9 Assignment.  This Agreement and the rights, duties, and
               ----------
obligations hereunder may not be assigned or delegated by any party without the prior written consent of the other party and any attempted assignment or delegation without such prior written consent shall be void and be of no effect. Notwithstanding the foregoing provisions of this
Section 5.9, the Company may assign or delegate its rights, duties, and obligations hereunder to any Affiliate or to any person or entity which succeeds to all or substantially all of the business of the Company through merger, consolidation, reorganization, or other business combination or by acquisition of all or substantially all of the assets of the Company.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                         "Company"

                         ST. JOHN KNITS AG, in foundation,
                         a Swiss corporation

                         By: ST. JOHN KNITS, INC.,
                         a California corporation



                         By:
                              ---------------------------------------------
                              Roger G. Ruppert,
                              Chief Financial Officer

                         By: DR. THOMAS MULLER

                              By: St. John Knits, Inc.,
                                  as Attorney-in-Fact for
                                  Dr. Thomas Muller


                              By:
                                 ------------------------------------------
                                 Roger G. Ruppert,
                                 Chief Financial Officer

                         By: MARKUS KRONAUER

                              By: St. John Knits, Inc.,
                                  as Attorney-in-Fact for
                                  Markus Kronauer



                              By:
                                 ------------------------------------------
                                 Roger G. Ruppert,
                                 Chief Financial Officer


                         "Executive"


                         --------------------------------------------------
                         Norbert Desmet

                                   EXHIBIT F
                                   ---------

                      FORM OF OPINION OF COUNSEL OF BUYER


                              September
                              30th
                              1 9 9 6




                                                      744,574-041
                                                     NB1-275847.V3


Jakob Schlaepfer & Co. Ltd.
Jakob Schlaepfer, Inc.
Teufenerstrasse 11
CH-9001 St. Gallen, Switzerland
Attn:  Hans Von Meiss

          Re:  St. John Knits, Inc.
               --------------------

Ladies and Gentlemen:

          We have acted as counsel to St. John Knits, Inc., a California corporation ("St. John"), in connection with the Asset Purchase Agreement, dated as of August 29, 1996 (the "Agreement"), by and among St. John and each of you (the "Sellers"). We are providing this opinion to you at the request of St. John pursuant to Section 7.3(b) of the Agreement. Except as otherwise indicated, capitalized terms used in this opinion and defined in the Agreement will have the meanings given in the Agreement.

          In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate.
As to relevant factual matters, we have relied upon, among other things, St. John's factual representations in the Company Certificate. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

          We have assumed the genuineness of all signatures (other than the signatures of officers of St. John on the Agreement), the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. To the extent St. John's obligations depend on the due authorization, execution and delivery of the Agreement by the other parties to the Agreement, we have assumed that the Agreement has been so authorized, executed and delivered and that the Agreement constitutes the legally valid and binding obligation of each such party enforceable in accordance with its terms.

          On the basis of such examination, our reliance upon the assumptions contained herein and our consideration of those questions we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

                (i) St. John has been duly incorporated and is validly existing in good standing under the laws of its jurisdiction of organization, with the corporate power to own its properties and assets and to carry on its business.

               (ii) The execution, delivery and performance of the Agreement have been duly authorized by all necessary action on the part of St. John, and the Agreement has been duly executed and delivered by St. John.

              (iii) The Agreement constitutes the legally valid and binding obligations of St. John, enforceable against St. John in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

               (iv) The execution and delivery by St. John of, and performance of its obligations under, the Agreement do not violate any state or federal statute or regulation that we have, in the exercise of customary professional diligence, recognized as directly applicable to St. John or to the transactions of the type contemplated by the Agreement.

          The law covered by this opinion is limited to the present law of the State of California. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules or regulations of any county, municipality or special political subdivision or other local authority.

          This opinion is furnished by us as counsel for St. John and may be relied upon by you only in connection with the purchase by St. John of the Assets. It may not be used or relied upon by you for any other purpose or by any other person, other than the Sellers, nor may copies be delivered to any other person, other than the Sellers, without in each instance our prior written consent.

                                    Respectfully submitted,


                                      F-2